UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016

TIANHE UNION HOLDINGS LIMITED
(Exact name of Registrant as specified in charter)

Nevada	333-199967	30-0829385
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Wall Street, 28 Fl, Unit 2856

New York, NY 10005

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +646-512-5859

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐    Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for our products, competition, exchange rate fluctuations and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties and therefore, we can give no assurance that these statements will be achieved.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections which may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made.

We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Information regarding market and industry statistics contained in this Current Report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of the data included in this Current Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

Explanatory Note

This current report on Form 8-K is being filed by Tianhe Union Holdings Limited in connection with a share exchange, which closed on March 30, 2016, through which TUAA acquired 100% of the equity interests of the WFOE (as defined below) and contractual control over Avi-Trip (as defined below). We refer to the transaction through which we acquired 100% of the ownership of the WFOE and the control of Avi-Trip as the “Share Exchange.”

This report describes this transaction, the agreements through which they were executed, the nature of the business we now conduct through WFOE and Avi-Trip, and other important features of the Company.

Through the Share Exchange, we ceased to be a shell company as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act") and are now in the business of cost-competitive ticket-booking, travel, hotel reservation, car renting, visa service and others.

Unless the context indicates otherwise, as used in this report, the words "Company”, "we,” "us,” and "our,” each refer to (i) Tianhe Union Holdings Limited (“TUAA”), a corporation incorporated under the laws of Nevada; (ii) Global Technology Co., Ltd., a corporation incorporated under the laws of the British Virgin Islands (“BVI 2”); (iii) Huatian Global Limited, a corporation incorporated under the laws of Hong Kong (“HK1”); (iv) Tianhe Group (HK) Limited, a corporation incorporated under the laws of Hong Kong (“HK2”); (v) Jierun Consulting Management (Shenzhen) Co., Ltd., a corporation incorporated under the laws of the People’s Republic of China (“PRC”) (“WFOE”); and (vi) Anhui Avi- Trip Technology Co. Ltd., a corporation incorporated under the laws of the PRC (“Avi-Trip”). Each entity under (ii) through (v) are wholly owned by the entity listed immediately prior to such an entity while Avi-Trip is controlled by WFOE through a series of VIE Agreements (as defined below).

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2016, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with BVI1, its wholly owned subsidiary BVI2, which owns 100% of WFOE, a foreign investment enterprise organized under the laws of the PRC, and has entered into various contractual agreements known as variable interest entity agreements (“VIE Agreements”) with Avi-Trip. These VIE Agreements provide the WFOE management control and the rights to the profits of Avi-Trip, a corporation organized under the laws of the PRC. The VIE Agreements include: (1) A Management and Consulting Services Agreement between WFOE and Avi-Trip, which entitles WFOE to receive substantially all of the economic benefits of Avi-Trip in consideration for services provided by WFOE to Avi-Trip, (2) an Option Agreement with the shareholders of Avi-Trip, Jie Wei Wei and Han Yanliang, allowing the WFOE to acquire all the shares of Avi-Trip as permitted by PRC laws, (3) a Voting Rights Proxy Agreement that provides WFOE with all the voting rights of the Avi-Trip’s shareholders, and (4) an Equity Pledge Agreement that pledges the shares in Avi-Trip to WFOE.

Pursuant to the Share Exchange Agreement, BVI1, as the sole shareholder of BVI2, received 50,000,000 newly issued shares of the Company’s common stock, par value $0.001 (the “Common Stock”) and a convertible note issued at face value of $150,000 convertible into 150,000,000 shares of Common Stock in exchange for BVI1’s 100% ownership in BVI2 and its subsidiaries, and the control over Avi-Trip formed by the VIE Agreements entered into by and between WFOE and Avi-Trip.

The Share Exchange Agreement contains representations and warranties by TUAA on one hand, and BVI2, its sole shareholder BVI1 and Avi-Trip, on the other hand, which are customary for transactions of this type.

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ITEM 2.01. Completion of Acquisition or Disposition of Assets.

Item 1.01 is incorporated herein by reference. The Share Exchange was consummated on March 30, 2016. As a result, BVI2 became a wholly owned subsidiary of TUAA. TUAA, through BVI2 which wholly owns HK1,HK2 and WFOE in turn, controls Avi-Trip through a series of VIE Agreements. Immediately following the Share Exchange, the business of Avi-Trip became the business of TUAA. Avi-Trip’s operation office remained in China and the business market will remain its focus in Asia.

The following diagram reflects the corporate structure upon the completion of the Share Exchange.

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Form 10 Information

BUSINESS.

Overview

Anhui Avi-Trip Co., Ltd. (the “Company” or “Avi-Trip”) is a new-type of technology-based company aggregating independent research and development of aviation travel service system and APP that mainly runs B2B aviation travel business platform of all sorts. The Company’s service primarily includes cost-competitive ticket-booking, travel, hotel reservation, car renting, visa service and others.

Our Products

The Company operates advanced competitive platform and possesses agency qualification for civil aviation by China’s National Aviation Authority.

The main products and services provided by Avi-Trip are travel technology on-line platforms. Avi-Trip currently operates three on-line platforms, including: (1) an airline ticket-booking bidding platform, (2) a hotel reservation bidding platform, and (3) a real time car rental bidding platform.

The Company has an airline ticket-booking bidding platform (offering both tickets source and tickets purchasing), which provides bidding and search service for most international and all domestic airline tickets. So far, the tickets purchasing volume is the top among the Chinese travel tech market. Avi-Trip has some famous Business To Consumer ( or “B2C”) travel agency clients, including Ctrip, the mainland China-focused travel agency, which runs the eponymous Ctrip.com travel website, and Qua, the sub-brand of Qunar.com, the world’s most popular Chinese travel platform.

The Company also has a hotel reservation bidding platform offering real time booking service for agencies. It has 10,000 partner hotels in 134 countries and 5900 cities all over the world.

In addition, the Company has a real time car rental bidding platform. It has 200 partner rental companies (including large car rental companies such as CAR Inc., eHi, Zhizun, etc.) in 134 cities in China.

Besides the above, the Company also maintained travel bidding platform and Visa services.

The Company renders services to all provinces in China, especially for the cities with airports. The major markets include Beijing, Shanghai, Guangzhou, and Shenzhen.

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Licenses and agreements

The Company has seven computer software copyrights as below:

No.	Name of the Software	Copyright Owner	Completion Date	Initial Publication Date	Approach for Obtaining Right	Range of Right	Registration Number
1.	Member information management system [referred to as: member system]V1.0	Avi-trip Technology	December 1, 2014	December 1, 2014	Original Acquisition	All right	2014SR 203063
2.	Travel Information Management System V1.0	Avi-trip Technology	December 1, 2014	December 1, 2014	Original Acquisition	All right	2014SR 201629
3	Hotel Information Management System V1.0	Avi-trip Technology	December 1, 2014	December 1, 2014	Original Acquisition	All right	2014SR 201630
4.	B2B E-Commerce Retail Platform V1.0	Avi-trip Technology	December 3, 2014	December 3, 2014	Original Acquisition	All right	2014SR 210685
5.	Visa Management System V1.0	Avi-trip Technology	December 1, 2014	December 1, 2014	Original Acquisition	All right	2014SR 201632
6.	B2B E-Commerce Distribution Platform V1.0	Avi-trip Technology	November 30, 2014	December 4, 2014	Original Acquisition	All right	2014SR 210684
7.	Car Rental Management System V1.0	Avi-trip Technology	December 1, 2014	December 1, 2014	Original Acquisition	All right	2014SR 203055

All employees have formal written labor contracts in compliance with relevant laws and regulations.

Customers

Avi-Trip does not depend on one or a few major customers. Instead, it has customers in different locations and business sections.

Government Regulation

We currently do not need any government approval of our principal products or services. As small travel agencies are regulated by the Civil Aviation Tickets Association and are required to pay annual fees and deposit no less than RMB550,000, if the government lowers the commission fees that are allowed to be paid to small agencies, it will lead more small agencies join into our platform so as to avoid high annual fees and deposit to keep their profits.

Our Marketing Strategies

Avi-Trip is a technology-based company providing business and traveling bidding service platforms. In contrast to traditional business and traveling service providers, which use B2C model, such as Ctrip, Qunar and others, our clients are mainly agents and company clients from the business and traveling industry , which the Business-to-business (“B2B”) model applies. Avi-Trip aggregates countrywide business and travelling resources to a platform so that the lowest prices on ticket, traveling, hotel, car renting and others would be revealed to agents. Bidding procurement maximally resolves information asymmetry issue. In the meantime, the Company offers various value-added services in the platform to provide to ultimate users, such as airport delivery, car renting, self-driving and so on, which helps boosting consumers’ loyalty towards agent and agents’ loyalty towards the platform.

Since its founding in 2014, the Company went through almost a year of technical development and preparation, and now its Avi-trip Business Platform is acknowledged by its peers. We have over 500 agents. It is projected that by the end of 2016, active agents for the platform shall reach 12,000. Among which, 10,000 will be agents for air tickets sales and around 2,000 will be agents for hotels and traveling booking. It is forecasted that the number of agents will growth at a rate of 30% in the following three years.

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The Company minimizes operating costs for agents. With low input at the early stage, agents need not to independently develop or submit business deposit or register a company or transaction related licenses, but can simply use a completed sales platform. Contrary to agents in conventional aviation companies who carry huge sales targets and would be deprived of qualification if their performance falls short of targets set by the aviation company, our agents do not have the airline ticket sales pressure. In addition, the Company constantly coping with banks and other financial institutions, which provides agents financial support. It also exempts or withdraws a handful of fees and realizes return of annihilated tickets in the same day by maximizing the customer resources from our platform which reduce capital occupation costs normally borne by agents.

After years of experience in business and traveling industry, the executive team of the Company established relationships with aviation companies, airports, traveling agents, hotels which results in huge industrial advantages. For the moment, ticket-booking service in Avi-trip platform basically covers airlines in all domestic and most international aviation companies. The hotels and agents we work with surpass tens of thousands in over 5,900 cities of 134 countries worldwide. The car-rental companies we work with exceed 200 in 134 cities worldwide.

Our market strategies include launching our brand value through news press media; promoting our business mode and platform advantages through search engines such as Baidu and 360; Cooperating with large well-known enterprises, hotels, and travel agencies so as to promote sales; releasing advertisements on magazines, newspapers, electronic newspaper, and publicity platform; gaining more popularity of platform by participating in activities and exhibitions in the same industry, and to recruit more agents; carrying out one-on-one business services with our clients so as to expand and solid client relationship.

Competitive Analysis

Market Analysis

The development stages of China’s business and travel industry are as follows:

●	The first stage (incubation period): In 1999, the rise of global internet investment urged the birth of China's first batch of travel sites, such as www.ctn.com.cn, Ctrip Travel Network, Et-china, CYTS Online, and China International Travel Service and so on.

●	The second stage (exploration period): In 2000, online travel service providers explored their business model and acquired traditional travel distributors. New online travel service providers integrated with traditional tourism distributors through acquisition, bringing new vitality to the development of the industry. Representatives include the acquisition of eLong Hotel Reservation Company of LOHOO and Ctrip’s acquisition of Beijing Modern Express Booking Network.

●	The third stage (growth stage): In 2001, the online travel market began to implement different foreign online B2C business model. In addition, in term of financing, marked by the successful listing of Ctrip in NASDAQ, the United States in December 2003, and that of eLong in October 2004, China's online tourism industry began to expand and attract funds.

The fourth stage (change period): Since 2005, China's online tourism industry has diversified, showing differentiated development. For example, some aviation hotels increased investment effort into their official websites. Various online travel service providers with vertical segments are emerging with extra capital, such as Tuniu, Lvmama, Uzai, etc.; Internet giants also get involved in online travel industry and various travel vertical media have also sprout, represented by Qunar.com, www.kuxun.cn, TripAdvisor and www.lvren.cn. Partial aviation hotels increased investment effort into official websites for direct sales on network In summary, in the first three stages, Ctrip was the main force in the online travel industry, and now the industry enters "contending" era, with many market participants and mode with pluralism difference. This period will last for another 3-5 years.

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In recent years, business travel is one of the fastest growing tourism projects and still with great potential for development. Global annual tourism revenue is USD 4,000 billion, and USD 500 billion belongs to corporate business travel expenses, accounting for 12.5% of total tourism revenue. With the development of world economy and advance of globalization, this proportion will continue to increase. The current number of participants of global business travel accounts for about 1/3 of the total number of tourists, and, that business travelers accounted for 53 percent of global housing tourists, accounting for 60% of hotel chains. In recent years, many new tourist projects also contributed to the development of business tourism, such as the fastest-growing incentive travel, international conference market grows with the annual growth rate of 8% to 10%. Stable development of China's macroeconomic and political situation provide good external environment for activeness of business activities. As China's tourism industry rapid changes with unprecedented pace, business travel increasingly shows advantages and potential as major market player on high-end tourism market.

In addition, China's economy is undergoing profound changes. In terms of scale, in 2020, China will become the world's largest economy Looking at China's business travel industry under such context, the business travel industry will grow in line with China's economic development direction. From policy perspective, the State Council executive meeting convened on July 2, 2014 determined policies such as promoting tourism market, fully opening to social capital, optimizing tourism, developing hardware and software environment, and improving quality of tourism products and content. Besides, from the market development, the tourism industry's growth is also very prominent. 2013 domestic tourists in China reached 3.26 billion passengers and the domestic tourism income reaches RMB2.63 trillion (approximately USD $0.43 trillion), compared with 2008, an annual average increase of 13.8% and 24.8%, much faster than the overall GDP growth rate over the same period. It is expected that in 2020, domestic total tourism spending will reach RMB5.5 trillion (approximately USD $0.89 trillion), and added share of GDP in tourism industry is over 5%.

By 2014, there is 1.1 trillion Chinese outbound passengers, an increase of 18% over 2013, a record high. The number of Chinese outbound tourism in 2015 is 1.6 trillion people. China's outbound travel profits contribution to international tourism market growth has exceeded 30%. The business travel market, economy and vitality of market, and business communication frequency all has good prospects in China. A number of studies have shown that China will soon become the country with the largest spending in terms of business travel, and march to the dominant position of global travel market. According to data of Global Business Travel Association, in 2014, China’s business travel expenditure is USD 280 billion, and the expected growth is 16.5% over 2014. American Express estimates that the size of transactions in China business travel management market will keep growing with a rate of more than 20%.

Finally, same as almost all markets with high-growth and strong competition, China’s business travel market will have problems such as ignorant management, highlighting hardware over software, and paying attention to scale and ignoring quality and issues like market segmentation or over-exaggeration of "star luxury" while ignoring the "business functions" and so on. Therefore, the development from simple expansion to a more service-oriented industry will be a new task for China’s business travel market.

Competitors

Our comparative competition advantages among peers reflect on (1) client clusters, (2) value-added service, and (3) operating costs.

First, Avi-Trip is the first domestic company in business and traveling industry that uses B2B model service platform. Other domestic companies such as Cococ International, Ctrip and Qunar are dominated by B2C model. For those B2C companies, as it serves individual consumers and company clients and established business connection with hotels and car-renting companies in several tourism attractions, their customer bases are unstable and the competition are fierce. On the contrary, B2B Model that the Company features whopping development and wide prospects as our services only target at small travel agencies or individual travel agents who has great incentives to utilize our platforms and systems, which differentiate our market from that of the B2C companies. Our customer base, therefore, is relatively stable yet constantly growing, and our promoting and advertising expenses are kept to the minimum.

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Second, the Company adopted the “one technology, two services’ development model. While taking technology as the fountain for vitality and establishing a technical team with years of experience in traveling development and management, the Company also sets up the user service system and agents service system. The user service system incorporates airport VIP room, VIP channels, agency for boarding check, pick-up service, car renting and other services. The agent service system incorporates sales platform with completed functions such as the lowest air ticket service, provision of return of tickets for the same day and participation with banks to offer financial solving plan.

Third, the Company minimizes operating costs for agents. With low input at the early stage, agents need not to independently develop or submit business deposit or register a company or transaction related licenses, but can simply use a completed sales platform. Contrary to agents in conventional aviation companies who carry huge sales targets and would be deprived of qualification if their performance falls short of targets set by the aviation company, our agents do not have the airline ticket sales pressure. In addition, the Company constantly coping with banks and other financial institutions, which provides agents financial support. We also exempt or withdraw a handful of fees and realize return of annihilated ticket in the same day which reduce capital occupation costs normally borne by agents.

With the above mentioned competition advantages, at the present stage, we only have a few competitors. A known one is 51BOOK. The Company will thrive to improve company visibility and to provide more favorable services.

Research and Development

Avi-Trip is a technology-driven company. Since its establishment, it has heavily invested in the development of the technological platform. In order to enable the platform to satisfy the market demand during business peaks, to maintain a large quantity of concurrent visitors, and at the same time to bring the handling costs into correspondence with the quality of services we provides, we thrive to develop an advanced business intelligence system and make full use of the huge customer database to propel targeted sales. To enhance user experiences, our platform also provides mobile App program. By virtue of constant IT investment, we aim to create an experienced IT team to design, develop, and operate our technological platform.

The Company invested RMB 2.9 million (approximately USD $0.47 million) on research and development activities since establishment from 31 December, 2015 The cost of such activities is directly from the Company’s registered capital. In the future, We need to expand the investment in research and development, establish computing infrastructure as well as a set of reliable and expandable cloud service platform. Based on the special fault-tolerant measures of the cloud platform, we should also establish a big data processing center focused on the business travel industry. In order to further customers’ and agents’ adherence to the platform, we will build, by taking advantage of the convenience of cell phone App as an end, a 360 interactive service platform providing, among others, mutual communication, information inquiry, service evaluation, complaint and advice, service interaction, supervision of service quality, and release of policy information.

Employees

The Company has 19 employees as of December 31, 2015, all are full-time employees.

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Description of Properties

We lease the following lands from Anhui Hongye Home Group Co., Ltd. Set forth in the following table is the information of such lease:

Location	Registered Owner of Land	Area (square meters)	Term and Expiration	Rent	Encumbrance
Avi-Trip: 20\F Red Times Square, Wan xi Avenue, Lu’an Economic and Technology office development Zone, Lu'an City, Anhui Province	Anhui Hongye Home Group Co., Ltd.	1,815.74	15 years. Expires on September 30, 2029	Annual rent of RMB 435,778 Yuan (approximately $68,260) in the first three years with 10% increase every three years.	N/A

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition since the Company’s inception should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this Prospectus. All statements, other than statements of historical facts, included in this report are forward-looking statements. When used in this report, the words “may,” “will,” “should,” “would,” “anticipate,” “estimate,” “possible,” “expect,” “plan,” “project,” “continuing,” “ongoing,” “could,” “believe,” “predict,” “potential,” “intend,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, availability of additional equity or debt financing, changes in sales or industry trends, competition, retention of senior management and other key personnel, availability of materials or components, ability to make continued product innovations, casualty or work stoppages at our facilities, adverse results of lawsuits against us and currency exchange rates. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Readers of this report are cautioned not to place undue reliance on these forward-looking statements, as there can be no assurance that these forward-looking statements will prove to be accurate and speak only as of the date hereof. Management undertakes no obligation to publicly release any revisions to these forward-looking statements that may reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. This cautionary statement is applicable to all forward-looking statements contained in this report.

Overview of Business

Anhui Avi-trip Technology Co., Ltd. (“Avi-Trip”) is a new-type of technology-based company aggregating independent research and development of aviation travel service system and APP that mainly runs B2B aviation travel business platform of all sorts. Avi-Trip’s service primarily includes cost-competitive ticket-booking, travel, hotel reservation, car renting, visa service and others.

Critical Accounting Policies

We prepare our consolidated financial statements in conformity with the generally accepted accounting principles in the United States of America (“GAAP”), which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the consolidated financial statements are prepared. Due to the need to make estimates about the effect of matters that are inherently uncertain, materially different amounts could be reported under different conditions or using different assumptions. On a regular basis, we review our critical accounting policies and how they are applied in the preparation of our consolidated financial statements.

While we believe that the historical experience, current trends and other factors considered support the preparation of our consolidated financial statements in conformity with GAAP, actual results could differ from our estimates and such differences could be material.

For the period from October 15, 2014 to September 30, 2015

Results of Operations

We are a development stage company and have generated minimal revenues from operations since our inception on October 15, 2014 to September 30, 2015.  As of September 30, 2015, we had total assets of $1,084,823 and total liabilities of $968,372. We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

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We are in the process of developing our products and services. Consequently, we generated minimal revenues as of the date of this report. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue in the near future.

For the period from October 15, 2014 to September 30, 2015
Revenue	141,584
Cost of revenue	55,851
Gross profit	$85,733

Operating expenses
Selling and marketing expenses	3,353
General and administrative expenses	8,096,984
8,100,337

Operating loss	$(8,014,604)

Revenue

We started recognize revenue from February 2015, consisted of subscription fees, support services and professional services including fees from installing of software and training provided to customers. We earned revenues of $141,584 for the year ended September 30, 2015.

Revenue:
Subscription and support	99,025
Professional services	42,559

Cost of Revenue

Cost of revenue reflects mainly the installation consumed and the direct salaries and benefits of staff engaged in the process. Our cost of revenue was $55,851 for the fiscal year ended September 30, 2015.

Cost of revenue
Subscription and support	8,124
Professional services and other	47,727

Expenses

During the year ended September 30, 2015, we incurred general and administrative expenses and professional fees of $8,096,984, largely consisted of research and development expense ($1,463,624) and bad debt expense ($4,194,138) which has been wrote off from assets when determined unrecoverable. General and administrative and professional fee expenses were generally related to corporate overhead, financial and administrative contracted services, such as legal and accounting, developmental costs, and marketing expenses.

Loss from Operations

As a result of the foregoing, our loss from operations was $8,014,604 for the year ended September 30, 2015. Loss from operations is primarily due to research and development expense ($1,463,624) and bad debt expense ($4,194,138).

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Liquidity and Capital Resources

Net Cash Provided by Operating Activities

Net cash provided by operating activities for the year ended September 30, 2015 was $7,955,813 consisted primarily of increase in other receivable $6,763,355.

Net Cash Used in Investing Activities

Net cash used in investing activities for the year ended September 30, 2015 was $125,868 consisted of purchase of office equipment.

Net Cash Provided by Financing Activities

Net Cash Provided by Financing Activities for the year ended September 30, 2015 was $8,123,609 consisted of capital contribution in cash, among which Jie Weiwei contributed 60% and Han Yanliang contributed 40%.

We anticipate taking the following steps to implement our business plan. Our capital requirements for implementation of these steps are estimated to be $40,000,000 as set forth in the table below. We anticipate engaging in the following operational activities, although we may vary our plans depending upon operational conditions and available funding:

PLAN OF OPERATION AND FUNDING

Event	Actions	Estimated Cost
Car Purchase	Investment: Purchase 4,100 electric cars ($9,375/Car) and put all of them into use for the 10 airports we work closely with. Objectives: Provide customers using our platforms easy access to transportation; capture customers’ spending habits and increase customer’s dependence on our services. Bring an average of $27 million car franchise revenue every year in the next 3 years.	$38,500,000
Provide VIP channel in Airport	Investment: Provide VIP channels for the ten airports we work closely with ($86,000/Airport). Objectives: Enhance travel experiences for customers using our platforms and enhance their dependence on our services.	$860,000
Vehicle-mounted software development and management	Investment: The development of the software applies to the vehicle mounted interactive platform and the installation of software. Objectives: Customers will receive advertising messages through the interactive platform, which is estimated to bring $6,000,000 advertising revenue for the Company annually.	$640,000

Our working capital requirements are expected to increase in line with the growth of our business.

Anticipated cash flow are expected to be adequate to fund our operations. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. In connection with our business plans, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) developmental expenses associated with a start-up business, and (ii) marketing expenses. We intend to finance these expenses with further issuances of securities and debt issuances. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

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For the periods from October 1, 2015 to December 31, 2015 and from October 15, 2014 to December 31, 2014

Results of Operations

We are a development stage company and have generated minimal revenues from operations since our inception on October 15, 2014 to December 31, 2015.  As of December 31, 2015, we had total assets of $97,957 and total liabilities of $5,425,525. We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

We are in the process of developing our products and services. Consequently, we generated minimal revenues as of the date of this report. We have an accumulated deficit and have incurred operating losses since our inception and expect losses in the near future.

	For the period from October 1, 2015 to December 31, 2015	For the period from October 15, 2014 to December 31, 2014

Revenue	$59,645	$-
Cost of revenue	53,457	-

Gross profit	$6,188	$-

Operating expenses
Selling and marketing expenses	5,572	-
General and administrative expenses	5,516,364	99,110

Operating loss	$(5,515,748)	$(99,110)

Interest expense	(886)	-
Other expenses	(15,664)	-

Loss before tax	$(5,532,298)	$(99,110)

Income tax	-	-

Net loss	$(5,532,298)	$(99,110)

Revenue

We started recognize revenue from February 2015, which consisted of subscription fees, support services and professional services including fees from installing of software and training provided to customers. We earned revenues of $59,645 for the three months ended December 31, 2015.

Revenue:
Subscription and support	$58,035
Professional services and other	1,6109

12

Cost of Revenue

Cost of revenue
Subscription and support	53,457
Professional services and other	-

Cost of revenue reflects mainly the installation consumed and the direct salaries and benefits of staff engaged in the process. Our cost of revenue was $53,457 for the three months ended December 31, 2015.

Expenses

During the 3 months ended December 31, 2015, we incurred general and administrative expenses and professional fees of $5,516,364, mainly due to bad debt expense ($5,455,774) which has been wrote off from assets when determined unrecoverable. General and administrative and professional fee expenses were generally related to bad debts, corporate overhead, financial and administrative contracted services, such as legal and accounting, developmental costs, and marketing expenses.

Loss from Operations

As a result of the foregoing, our loss from operations was $5,515,748 for the year ended September 30, 2015. Loss from operations is primarily due to bad debt expense ($5,455,774).

Liquidity and Capital Resources

Net Cash Provided by Operating Activities

Net cash provided by operating activities for the three months ended December 31, 2015 was $34,700 consisted primarily of Increase in customer advances ($3,615,290).

Net Cash Used in Investing Activities

Net cash used in investing activities for the three months ended December 31, 2015 was $0.

Net Cash Provided by Financing Activities

Net cash Provided by financing activities for the three months ended December 31, 2015 was $0.

We anticipate taking the following steps to implement our business plan. Our capital requirements for implementation of these steps are estimated to be $40,000,000 as set forth in the table below. We anticipate engaging in the following operational activities, although we may vary our plans depending upon operational conditions and available funding:

We expect that our working capital requirements will continue to be funded through a further issuances of securities. Our working capital requirements are expected to increase in line with the growth of our business.

Anticipated cash flow are expected to be adequate to fund our operations. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. In connection with our business plans, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) developmental expenses associated with a start-up business, and (ii) marketing expenses. We intend to finance these expenses with further issuances of securities, and debt issuances. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

13

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Recent Accounting Pronouncements

Except for rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to our Company.  Management has reviewed the aforementioned rules and releases and believes any of them will not have a material impact on our Company's present or future consolidated financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following tables set forth information on the beneficial ownership of our Common Stock as of March 30, 2016 based on the current beneficial ownership of our Common Stock by the individuals who are our executive officers and directors and greater than 5% stockholders after the consummation of the Share Exchange. Beneficial ownership is determined according to rules of the SEC governing the determination of beneficial ownership of securities. A person is deemed to be a beneficial owner of any securities for which that person has a right to acquire beneficial ownership within 60 days.

Name and Address of Beneficial Owner(1)	Number of Shares and Nature of Beneficial Ownership	Percent of Common Stock Outstanding

Greater Than 5% Shareholders
Global International Holdings Ltd.(2)	50,000,000	84.0%
Zaixian Wang	7,000,000	11.8%
Directors and Executive Officers
Yang Jie	0	-
Ronghua Wang	0	-
Xinqian Zhang	0	-
Ming Yi	0	-
Fengyun Yi	0	-
All directors and executive officers as a group (5 persons)	0	0%

(1)	Unless otherwise indicated, the business address of each director is c/o 40 Wall Street, 28 Fl, Unit 2856, New York, NY 10005
(2)	Chun Yu Leeds Chow, as sole director of Global International Holdings Ltd. (“BVI1”) and has dispositive and voting power of the shares held by BVI1, could be deemed to be the beneficial owner of 50,000,000 shares of the Common Stock.

14

DIRECTORS AND EXECUTIVE OFFICERS

Our directors, executive officers, as well as their ages and the positions they held, as of March 30, 2016, are set forth below. Our directors hold office until our next annual meeting of stockholders and until their successors in office are elected and qualified. All of our officers serve at the discretion of our Board of Directors. There are no family relationships among our executive officers and directors.

Name	Age	Position
Yang Jie	31	Director, Chairman of the Board
Ronghua Wang	64	Director
Xinqian Zhang	26	Director
Ming Yi	35	Director
Fengyu Yi	48	Director

Yang Jie, Chairman of the Board, Chief Executive Officer & President Mr. Jie has abundant management experiences in the aviation and tourism industry in China. From March 2000 to August 2003, Mr. Jie worked as a sales supervisor at the Southern China Branch of Ctrip.com International, Ltd. From August 2003 to March 2006, Mr. Jie served as a sales manager at the Southern China Branch of eLong, Inc. From March 2006 to May 2008, Mr. Jie served as the sales director of the sales department of Mangon City Company. From May 2008 to December 2013, Mr. Jie served as a Vice President of CNUTG Travel Service Co., Ltd. From August 2015 to present, Mr. Jie served as CEO of the Company. He also currently working at SkyTeam Alliance Holdings Limited as the Chief Executive Officer. Mr. Jie holds a college degree in marketing from Lv’an Teachers College.

Ronghua Wang, Director Mr. Wang has worked on the research and development of communication and technology for a long time. From the year 1971 to 1985, Mr. Wang worked as a technician in the carrier room of Shanghai Long-distance Telephone Office. From the year 1985 to 2002, Mr. Wang worked as a manager of the sichuan department in Shanghai Putuo District Technological Development Co., Ltd. From the year 2002 to 2011, Mr. Wang worked as the general manager of the engineering department in Shanghai Association House Purchasing Co., Ltd. From the year 2011 to 2015, Mr. Wang worked as the general manager of the sales department of Shanghai Spring International Travel Service Ltd., where he made great contributions regarding the market analysis and sales industry. Started from 2015, Mr. Wang worked as the general manager in Anhui Avi-Trip Co., Ltd. Mr. Wang graduated from 721 University for Workers, Peasants and Soldiers.

Xinqian Zhang, Director and Secretary of the Board From January 2013 to December 2014, Ms. Zhang served as an accounting research and teaching assistant of the University of Massachusetts, Boston, and the fund administrator of the global service department of State Street, a U.S.-based financial services firm. Ms. Zhang holds a dual B.S. in Business Management from Dongbei University of Finance and Economics and the University of Surrey, and an M.S. in accounting from the University of Massachusetts, Boston. From January 2015, Ms. Zhang serves as the secretary of Wave Sync Corp.

Ming Yi, Chief Financial Officer and Director Mr. Yi has extensive experiences in finance, business administration and public accounting in diverse industries including retail/wholesale distribution, financial services and manufacturing. Mr. Yi has gained tremendous international finance and regulatory experience setting up companies and commercial operations. Mr. Yi has served as an accountant at N.G. Australia Pty Ltd. during 2004 to 2006, and senior accountant at Ernst & Young From 2006-2009. Mr. Yi served as a senior manager at Qi He CPA Ltd., a financial advisory firm, and the chief financial officer at China Bio-Energy Corp. from 2011 to 2015. Start from 2016, Mr. Yi served as the chief financial officer at Anhui Avi-Trip Co., Ltd. Mr. Yi is responsible for establishing stronger financial reporting compliance for the Company’s U.S. capital markets, enhancing cost controls, introducing tax, international credit and collections, developing IR capabilities and multi-company financial accounting and reporting systems.

Fengyu Yi, Director Ms. Yi served as President of Shenzhen micro Media Co., Ltd, an advertising media company since February 2012. From June 2006 to February 2012, she served as marketing manager of Shenzhen Feilafa Aviation Service Co. Ltd, an air ticket agency. From August 1998 to May 2006, she worked as marketing manager of Foshan Overseas International Travel Agency Co. Ltd., a travel company. Ms. Yi holds a college degree in service education from Guangzhou University.

The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

15

Our Board appointed the following person to serve as executive officers of the Company in the following capacity:

Name	Age	Position
Yang Jie	31	Chief Executive Officer, President
Ming Yi	35	Chief Financial Officer
Xinqian Zhang	26	Secretary of the Board

The bios of Mr. Yang Jie, Mr. Ming Yi and Ms. Xinqian Zhang are included under the description of the director above.

Audit Committee Financial Expert

Our board of directors currently acts as our audit committee. Currently Mr. Ming Yi qualifies as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K. Mr. Ming Yi and Ms. Xinqian Zhang are "independent" as the term is used in Section 803-A-(1) of the Company Guide of NYSE Amex Company Guide.

Audit Committee

We have not yet appointed an audit committee. At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

EXECUTIVE COMPENSATION

Currently, our officers and directors are serving without compensation. They are reimbursed for any out-of-pocket expenses that they incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year-End

We do not have any equity incentive plans under which to grant awards.

Employment Agreements

We do not currently have any written employment agreements with any of our directors and officers.

Retirement/Resignation Plans

We do not currently have any plans or arrangements in place regarding the payment to any of our executive officers following such person’s retirement or resignation.

Director Compensation

We have not paid our directors fees in the past for attending board meetings. In the future, we may adopt a policy of paying independent directors a fee for their attendance at board and committee meetings. We reimburse each director for reasonable travel expenses related to such director’s attendance at board of directors and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There were no transactions to which we have, or any of our subsidiaries has been a party, in which the amount involved in the transaction exceeded $120,000 and in which any of our directors or executive officers or holders (or immediate family members of holders) of more than five percent of our capital stock had or will have a direct or indirect material interest, other than the following:

For the period from October 15, 2014 through December 31, 2015, Avi-Trip engaged a related party, a company controlled by a shareholder of Avi-Trip in providing certain services. The balances owed to such a related party are unsecured, interest-free, and has no fixed terms of repayments. The amount consisted of the following as of December 31, 2015 and September 30, 2015:

	12/31/2015	9/30/2015
Shenzhen City Sijielang Technology Co. Ltd.	$472,676	$483,393

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company's Common Stock obtained its ticker LSOM on April 23, 2015. On September 22, 2015, in connection with the change in the Company’s name, its ticker was changed to TUAA. Its shares of common stock are trading on OTC Markets. The table below sets forth the reported high and low bid prices for the fiscal year ended September 30, 2015 and the subsequent fiscal quarter ended December 31, 2015. There was no trading record prior to the quarter ended September 30, 2015.

Per Share Common Stock Bid Prices by Quarter:

	High	Low
For the Fiscal Year Ended September 30, 2015
Quarter Ended September 30, 2015	$3.00	$0.88

For the Fiscal Quarter Ended December 31, 2015
Quarter Ended December 31, 2015	$2.00	$0.83

Holders

As of March 30, 2016, we had 28 stockholders of record.

Dividends

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

Recent Sales of Unregistered Securities

Please refer to the disclosure under Item 3.02 of this report.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Private Corporations Law of the State of Nevada, under which the Company is organized, permits the inclusion in our Articles of Incorporation of a provision limiting or eliminating the potential monetary liability of directors to a corporation or its stockholders by reason of their conduct as directors. The provision would not permit any limitation on, or the elimination of, liability of a director for disloyalty to his or her corporation or its stockholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under Nevada law. Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by Nevada law apply only to the “duty of care” of directors, i.e., to unintentional errors in their deliberations or judgments and not to any form of “bad faith” conduct.

17

The bylaw of the Company contain a provision which eliminates the personal monetary liability of directors to the extent allowed under Nevada law. Accordingly, a stockholder is able to prosecute an action against a director for monetary damages only if he or she can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the amendment, and not “negligence” or “gross negligence” in satisfying his or her duty of care. Nevada law applies only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer, his or her role as an officer or in any other capacity or to his or her responsibilities under any other law, such as the federal securities laws.

In addition, our bylaws provide that the Company will indemnify our directors, officers, employees and other agents to the fullest extent permitted by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise. The Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought exists, and the Company is not aware of any pending or threatened material that may result in claims for indemnification by any director, officer, employee or other agent.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 – "Financial Statements and Exhibits" of this report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission (the "SEC"), located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

Item 3.02 Unregistered Sales of Equity Securities.

Please refer to Item 1.01 - "Entry into a Material Definitive Agreement" for a description of the unregistered sales of equity securities pursuant to the Share Exchange Agreement, which is incorporated in its entirety into this Item 3.02. The issuance of the shares are in reliance upon the exemption under Regulation S of the Securities Act of 1933, as amended.

18

Item 5.01 Changes in Control of Registrant

On March 30, 2016, the Company, BVI2 and BVI1 entered into and consummated the Share Exchange Agreement pursuant to which BVI1 (its sole director, who has the voting and dispositive power of the shares of BVI1 is CHOW, Chun Yu Leeds), as the sole shareholder of BVI2, received 50,000,000 newly issued shares of the Company’s Common Stock (84.0% upon the completion of the Share Exchange) and a convertible note issued convertible into 150,000,000 shares of Common Stock upon the Company’s completion of its increase of the authorized shares by June 30, 2016, in exchange for its ownership in BVI2 and its subsidiaries and the control over Avi-Trip formed by the VIE Agreements entered into by and between WFOE and Avi-Trip.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors and Principal Executive Officers

On March 30, 2016, the following persons were appointed as our directors and officers:

Name	Age	Position
Yang Jie	31	Chairman, Chief Executive Officer, President
Ming Yi	35	Director and Chief Financial Officer
Ronghua Wang	64	Director

For further information on these individuals, please see the disclosure under “DIRECTORS AND EXECUTIVE OFFICERS” under Form 10 Information of Item 2.01 herein above.

Departure of Directors or Principal Executive Officers

Mr. Zaixian Wang resigned from his positions as Chairman of the Board and President of the Company, Weiliang Jie resigned from his position of director of the Company; Huijie Gao resigned from the position of Chief Financial Officer of the Company, all on March 30, 2016.

Item. 5.06 Change in Shell Company Status

As a result of our acquisition of 100% of the outstanding ordinary shares of BVI2 as described in Item 2.01 of this report, which description is incorporated by reference in this Item 5.06, we ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

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Item 9.01  Financial Statements and Exhibits

(a)	The financial statements of Anhui Avi-Trip Co. Ltd.

(b)	Pro forma financial information concerning the acquisition of the business operations of Anhui Avi-Trip Co. Ltd

(c)	The following exhibits are filed with this report:

3.1	Articles of the Company (1)

3.2	Articles of Merger (2)

3.3	Bylaws (3)

4.1	Convertible Note

10.1	Share Exchange Agreement, dated March 30, 2016, by and among the Company, BVI1 and BVI2.

10.2	English translation of the Management and Consulting Service Agreement dated February 16, 2016, by and between Avi-Trip and WFOE.

10.3	English translation of the Option Agreement dated February 16, 2016, by and among WFOE, Avi-Trip, and the two shareholders of Avi-Trip.

10.4	English translation of the Equity Pledge Agreement dated February 16, 2016, by and among WFOE, Avi-Trip, and the two shareholders of Avi-Trip.

10.5	English translation of the Shareholders Voting Rights Proxy Agreement dated February 16, 2016, by and among WFOE, Avi-Trip, and the two shareholders of Avi-Trip.

21.1	List of Subsidiaries.

(1)	Filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1, as filed with the SEC on November 6, 2014, and incorporated herein by this reference.

(2)	Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on September 22, 2015, and incorporated herein by this reference.

(3)	Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, as filed with the SEC on November 6, 2014, and incorporated herein by this reference.

20

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANHE UNION HOLDINGS LIMITED

Date: April 1, 2016	By:	/s/ Yang Jie
Yang Jie
President & Chief Executive Officer

21

Anhui Avi-trip Technology Co. Ltd.

audited Financial statements

SEPTEMBER 30, 2015

(Stated in US Dollars)

Anhui Avi-trip Technology Co. Ltd.

REPORT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Owners of

Anhui Avi-trip Technology Co. Ltd.

We have audited the accompanying balance sheet of Anhui Avi-trip Technology Co. Ltd. (“the Company”) as of September 30, 2015 and the related statement of operations and comprehensive loss, owner’s deficiency and cash flows for the period from October 15, 2014 through September 30, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anhui Avi-trip Technology Co. Ltd. as of September 30, 2015 and the results of its operations and its cash flows for the period from October 15, 2014 through September 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has incurred substantial losses and wrote off a significant balance on its balance sheet, which raise substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

San Mateo, California	WWC, P.C.
March 1, 2016	Certified Public Accountants

ANHUI AVI-TRIP TECHNOLOGY CO. LTD.

AUDITED BALANCE SHEET

AT SEPTEMBER 30, 2015

(Stated in U.S. Dollars)

At September 30,
ASSETS	2015
Current assets
Cash and cash equivalents	$40,661
Accounts receivable, net	8,042
Other receivables, net	98,911
Related party receivable	10,714
Inventory	1,883
Advances to supplier	819,311
Prepaid expenses	2,941
Total current assets	$982,463

Non-current assets
Office equipment, net	102,360
TOTAL ASSETS	$1,084,823

LIABILITIES AND OWNERS’ DEFICIENCIES
Current liabilities
Accounts payable	128,996
Tax and other payable	34,664
Related party payable	483,393
Customer advances	321,319
Total current liabilities	$968,372

TOTAL LIABILITIES	$968,372

COMMITMENTS AND CONTINGENCIES

OWNERS’ EQUITY
Registered capital	8,188,707
Accumulated deficits	(8,003,527)
Accumulated other comprehensive loss	(68,729)
TOTAL OWNERS’ EQUITY	$116,451

TOTAL LIABILITIES AND OWNERS’ EQUITY	$1,084,823

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

AUDITED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE PERIOD FROM OCTOBER 15, 2014 TO SEPTEMBER 30, 2015

(Stated in U.S. Dollars)

For the period from October 15, 2014 to September 30, 2015

Revenue:
Subscription and support	$99,025
Professional services and other	42,559
Total revenue	141,584
Cost of revenue
Subscription and support	8,124
Professional services and other	47,727
Total cost of revenue	55,851
Gross profit	$85,733

Operating expenses
Selling and marketing expenses	3,353
General and administrative expenses	8,096,984
8,100,337

Operating loss	$(8,014,604)

Interest income	11,077

Loss before tax	$(8,003,527)

Income tax	-

Net loss	$(8,003,527)

Other comprehensive income:
Foreign currency translation loss	(68,729)
Comprehensive loss	$(8,072,256)

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

AUDITED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM OCTOBER 15, 2014 TO SEPTEMBER 30, 2015

(Stated in U.S. Dollars)

For the period from October 15, 2014 to September 30, 2015
Cash flows from operating activities
Net Income	$(8,003,527)
Depreciation Expense	20,315
Bad debt written off – other receivable	6,661,359
Increase in accounts receivable	(8,292)
Increase in other receivable	(6,763,355)
Increase in related party receivable	(11,048)
Increase in advances to supplier	(844,855)
Increase in inventory	(1,942)
Increase in prepaid expenses	(3,033)
Increase in accounts payable	118,605
Increase in customer advances	331,337
Increase in wages payable	14,413
Increase in tax payable	19,985
Increase in other payable	15,760
Increase in related party payable	498,465
Net cash provided by operating activities	(7,955,813)

Cash flows from investing activities
Purchase of office equipment	(125,868)
Net cash used in investing activities	(125,868)

Cash flows from financing activities
Capital contribution	8,123,609
Net cash provided by financing activities	$8,123,609

Net Increase of cash and cash equivalents	41,928

Effect of foreign currency translation on cash and cash equivalents	(1,267)

Cash and cash equivalents–beginning of period	-

Cash and cash equivalents–end of period	$40,661

Supplementary cash flow information:
Interest received	$11,077
Interest paid	$-
Income taxes paid	$-

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

AUDITED STATEMENT OF OWNERS’ EQUITY

FOR THE PERIOD FROM OCTOBER 15, 2014 TO SEPTEMBER 30, 2015

(Stated in U.S. Dollars)

			Accumulated
			Other
	Registered	Accumulated	Comprehensive
	Capital	Deficits	Loss	Total

Balance, October 15, 2014	$-	$-	$-	$-
Capital contribution	8,188,707	-	-	8,188,707
Net loss	-	(8,003,527)	-	(8,003,527)
Foreign currency translation loss Adjustment	-	-	(68,729)	(68,729)
Balance, September 30, 2015	$8,188,707	$(8,003,527)	(68,729)	$116,451

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 15, 2014 TO SEPTEMBER 30, 2015

(Stated in U.S. Dollars)

1.	organization, basis of presentation, and principal activities

Anhui Avi- Trip Technology Co. Ltd. (the “Company”) was incorporated on October 15, 2014 in the province of Anhui in the People’s Republic of China (“PRC”). As of September 30, 2015, the Company has registered and paid up $8,188,707 (RMB 50,000,000) in capital; Ronghua Wang is the authorized representative of the Company. The Company provides a business to business software platform for travel agents to sell flight tickets and book hotel rooms.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America (“U.S. GAAP”) and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b)	Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimate.

(c)	Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

(d)	Inventory

Inventories are stated at the lower of cost or market value. Cost is computed using specific cost method and includes all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. Market value is determined by reference to the sales proceeds of items sold in the ordinary course of business or estimates based on prevailing market conditions.

(e)	Equipment

Equipment is carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method with no salvage value. Estimated useful lives of the plant and equipment are as follows:

Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The costs of maintenance and repairs are charged to income as incurred, whereas significant renewals and betterments are capitalized.

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 15, 2014 TO SEPTEMBER 30, 2015

(Stated in U.S. Dollars)

(f)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held by the Company are reviewed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 360-10-35, “Accounting for the Impairment or Disposal of Long-Lived Assets,” for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Impairment is present if carrying amount of an asset is less than its undiscounted cash flows to be generated.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(g)	Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

The Company has implemented ASC Topic 740, “Accounting for Income Taxes.” Income tax liabilities computed according to the United States and the PRC tax laws are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets and intangible assets for financial and tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future income taxes. A valuation allowance is created to evaluate deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize that tax benefit, or that future realization is uncertain.

(h)	Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital. As of September 30, 2015, no appropriation was made since the Company has incurred net losses since its inception.

(i)	Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

9/30/2015
Period end/Year end RMB:US$ exchange rate	6.3468
Average period/yearly RMB: US$ exchange rate	6.1549

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 15, 2014 TO SEPTEMBER 30, 2015

(Stated in U.S. Dollars)

(j)	Revenue recognition

The Company generates the majority of its revenue from two sources: (1) subscription and support services; and (2) professional services and others. Subscription and support revenue includes subscription fees from customers accessing its application servers and utilizing its support services. These arrangements with customers do not provide customers with the right to take possession of its software at any time. Professional services and other revenue include fees from installation of software and training provided to customers.

Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met.

The Company recognizes revenue when all of the following conditions are met:

●	there is persuasive evidence of an arrangement;
●	the service is being provided to the customer;
●	the collection of the fees is reasonably assured; and
●	the amount of fees to be paid by the customer is fixed or determinable.

In most instances, revenue from a new customer which generated under sales agreements comprised of subscription and support fees from customers accessing the Company’s cloud-based application suite, and professional services associated with installation of software and training provided to customers. The Company evaluates each element in a multiple-element arrangement to determine whether it represents a separate unit of accounting. An element constitutes a separate unit of accounting when the delivered item has a standalone value and the delivery of the undelivered element is probable and within its control. For example, subscription and support services have standalone value. For the most part, professional services have standalone value. The Company subcontracted with a related party vendor to routinely provide professional services to its customers. The selling price for a deliverable is based on its vendor-specific objective evidence (“VSOE”), if available, third-party evidence (“TPE”), if VSOE is not available, or estimated selling price (“ESP”), if neither VSOE nor TPE is available. The consideration allocated to subscription and support is recognized as revenue over the contract period commencing when the subscription service is made available to a customer. The consideration allocated to professional services is recognized as revenue when completed. The total arrangement fee for a multiple element arrangement is allocated based on the relative ESP of each element.

(k)	Financial Instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 15, 2014 TO SEPTEMBER 30, 2015

(Stated in U.S. Dollars)

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of September 30, 2015, the Company did not identify any assets and liabilities that were required to be presented on the balance sheet at fair value.

(l)	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(m)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income includes the foreign currency translation adjustment and unrealized gain or loss.

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders. Comprehensive income for the periods ended September 30, 2015 included net income and foreign currency translation adjustments.

(n)	Subsequent Events

The Company evaluated for subsequent events through the issuance date of the Company’s financial statements.

(o)	Recent accounting pronouncements

In April 2014, the FASB issued ASU No. 2014-08, “Presentation of Financial Statements Topic 205) and Property, Plant, and Equipment (Topic 360) - Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” Some stakeholders told FASB that too many disposals of small groups of assets that are recurring in nature qualify for discontinued operations presentation under Subtopic 205- 20, Presentation of Financial Statements—Discontinued Operations. That results in financial statements that are less useful for users. Other stakeholders noted that some of the guidance on reporting discontinued operations results in higher costs for preparers because it can be complex and difficult to apply. The amendments in this Update address those issues by changing the criteria for reporting discontinued operations and enhancing convergence of the FASB’s and the International Accounting Standard Board’s (IASB) reporting requirements for discontinued operations. The amendment should apply to all disposals (or classifications as held for sale) of components of an entity that occur within annual periods beginning on or after December 15, 2014, and interim periods within those years.

Management has adopted this standard and has determined that the adoption will not have a significant effect on the Company’s financial position or results of operations.

In August 2014, The FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). The Update provides U.S. GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued and to provide related footnote disclosures.

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 15, 2014 TO SEPTEMBER 30, 2015

(Stated in U.S. Dollars)

The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued.

Management does not expect the adoption of this standard will have a significant effect on the Company’s financial position or results of operations.

In January 2015, The FASB issued ASU No. 2015-01, “Income Statement—Extraordinary and Unusual Items (Subtopic 225-20)”. This update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. Presently, an event or transaction is presumed to be an ordinary and usual activity of the reporting entity unless evidence clearly supports its classification as an extraordinary item. Paragraph 225-20-45-2 contains the following criteria that must both be met for extraordinary classification:

1.)	Unusual nature. The underlying event or transaction should possess a high degree of abnormality and be of a type clearly unrelated to, or only incidentally related to, the ordinary and typical activities of the entity, taking into account the environment in which the entity operates.

2.)	Infrequency of occurrence. The underlying event or transaction should be of a type that would not reasonably be expected to recur in the foreseeable future, taking into account the environment in which the entity operates.

If an event or transaction meets the criteria for extraordinary classification, an entity is required to segregate the extraordinary item from the results of ordinary operations and show the item separately in the income statement, net of tax, after income from continuing operations. The entity also is required to disclose applicable income taxes and either present or disclose earnings-per-share data applicable to the extraordinary item.

The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities.

The Company has adopted ASU No. 2015-01 prospectively and has applied it to the presentation of the financial statements. The adoption of this standard does not have a significant effect on the Company’s financial position or results of operations.

As of March 1, 2016, there are no other recently issued accounting standards not yet adopted that would or could have a material effect on the Company’s financial statements.

3.	ACCOUNTS AND OTHER RECEIVABLE

Accounts and other receivable consisted of the following as of September 30, 2015:

9/30/2015
Accounts receivable	$8,042
Other receivable	6,558,860
Less: Bad debt written off – other receivable	(6,459,948)
$106,953

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 15, 2014 TO SEPTEMBER 30, 2015

(Stated in U.S. Dollars)

During the period, the Company extended a loan to a non-related entity in the amount of $6,459,948. The lender’s registration as a company was revoked by the State Administration for Industry and Commerce of the People's Republic of China. As a result, the Company has reasonable doubt about its ability to collect this fund and, accordingly, wrote off such balance. The bad debt expense recorded for this period was $6,661,359.

4.	ADVANCES TO SUPPLIERS

As of September 30, 2015, the Company had made advance to suppliers of $819,311 for the purchases of vehicles. The Company planned to provide airport shuttle services with these vehicles.

5.	PROPERTY, PLANT AND EQUIPMENT

Property, plant, and equipment consisted of the following as of September 30, 2015:

9/30/2015

At Cost:
Office equipment	$122,062
Total

Less: Accumulated depreciation
Office equipment	(19,702)
Total

$102,360

For the period from October 15, 2014 through September 30, 2015, the depreciation expenses were $20,315.

6.	RELATED PARTIES TRANSACTIONS

For the period from October 15, 2014 through September 30, 2015, the Company made certain travel and work related advances to a related party. The related party is a shareholder of the Company. The balances are unsecured, interest-free, and has no fixed terms of repayments. The amount due from this shareholder consisted of the following as of September 30, 2015:

9/30/2015
Yan Liang Han	$10,714

For the period from October 15, 2014 through September 30, 2015, the Company engaged a related party in providing certain services to the Company. These services include providing customer service support, installation service, training service, and maintenance service to the Company’s software customers. The related party is a company and is controlled by a shareholder. The balances are unsecured, interest-free, and has no fixed terms of repayments. The amount due to this related party consisted of the following as of September 30, 2015:

9/30/2015
Shenzhen City Sijielang Technology Co. Ltd.	$483,393

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 15, 2014 TO SEPTEMBER 30, 2015

(Stated in U.S. Dollars)

7.	RISKS

A.	Economic and political risks

The Company’s revenue are currently highly centralized in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s subject to risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things in either country.

B.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the company’s financial statements; however, significant increases in the price of products and overhead that cannot be passed on the Company’s customers could adversely impact the Company’s results of operations.

C.	Concentration Risk

The Company relies on a major related vendor in providing various services including, but not limited to, customer service support, installation service, training service, and maintenance service to its software customers. If the Company were to cease conducting business with this vendor, its results of operations could be materially adversely impacted.

D.	Credit Risk

Since the Company’s inception, the age of accounts receivable has been less than one year indicating that the Company is subject to minimal risk borne from credit extended to customers.

8.	LEASE COMMITMENTS

In 2014, the Company entered into two operating lease agreements leasing for employee housing located in the City of Anhui. One of the leases expired on September 24, 2015 and the other lease expires on October 28, 2017.

In 2015, the Company entered into one operating lease agreement leasing for office space located in the City of Lvan. The lease expires on January 31, 2030.

As of September 30, 2015, the Company had commitments for future minimum lease payments under the leases as shown below:

9/30/2015
9/30/2016	$68,585
9/30/2017	71,985
9/30/2018	76,557
9/30/2019	75,444
9/30/2020	75,444
Thereafter	849,222
Total	$1,217,237

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 15, 2014 TO SEPTEMBER 30, 2015

(Stated in U.S. Dollars)

9.	GOING CONCERN

These financial statements have been prepared assuming that Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of September 30, 2015, the Company had accumulated deficits of $8,003,527 due to the substantial losses in expense and wrote off an amount of $6,459,948 in other receivables. Management’s plan to support the Company in operations and to maintain its business strategy is to raise funds through public and private offerings and to rely on officers and directors to perform essential functions with minimal compensation. If the Company does not raise all of the money it needs from public or private offerings, it will have to find alternative sources, such as loans or advances from its officers, directors or others. Such additional financing may not become available on acceptable terms and there can be no assurance that any additional financing that the Company does obtain will be sufficient to meet its needs in the long term. Even if the Company is able to obtain additional financing, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing. If it requires additional cash and cannot raise it, it will either have to suspend operations or cease business entirely.

The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Anhui Avi-trip Technology Co. Ltd.

Financial statements

December 31, 2015

(Stated in US Dollars)

Anhui Avi-trip Technology Co. Ltd.

ANHUI AVI-TRIP TECHNOLOGY CO. LTD.

BALANCE SHEETS (UNAUDITED)

AT DECEMBER 31, 2015 AND SEPTEMBER 30, 2015

(Stated in U.S. Dollars)

	At December 31,	At September 30,
	2015	2015
ASSETS
Current assets
Cash and cash equivalents	$5,776	$40,661
Accounts receivable, net	-	8,042
Other receivables, net	-	98,911
Related party receivable	-	10,714
Inventory	-	1,883
Advances to supplier	-	819,311
Prepaid expenses	-	2,941
Total current assets	$5,776	$982,463

Non-current assets
Office equipment, net	92,181	102,360
TOTAL ASSETS	$97,957	$1,084,823

LIABILITIES AND OWNERS’ DEFICIENCIES
Current liabilities
Accounts payable	156,755	128,996
Tax and other payable	925,983	34,664
Related party payable	472,676	483,393
Customer advances	3,870,111	321,319
Total current liabilities	$5,425,525	$968,372

TOTAL LIABILITIES	$5,425,525	$968,372

COMMITMENTS AND CONTINGENCIES

OWNERS’ EQUITY
Registered capital	8,188,707	8,188,707
Accumulated deficits	(13,535,825)	(8,003,527)
Accumulated other comprehensive loss	19,550	(68,729)
TOTAL OWNERS’ EQUITY	$(5,327,568)	$116,451

TOTAL LIABILITIES AND OWNERS’ EQUITY	$97,957	$1,084,823

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

FOR THE PERIODS FROM OCTOBER 1, 2015 TO DECEMBER 31, 2015

AND FROM OCTOBER 15, 2014 TO DECEMBER 31, 2014

(Stated in U.S. Dollars)

	For the period from October 1, 2015 to December 31, 2015	For the period from October 15, 2014 to December 31, 2014

Revenue:	$-	$-
Subscription and support	58,035	-
Professional services and other	1,610	-
Total revenue	59,645	-

Cost of revenue
Subscription and support	53,457	-
Professional services and other	-	-
Total cost of revenue	53,457	-

Gross profit	$6,188	$-

Operating expenses
Selling and marketing expenses	5,572	-
General and administrative expenses	5,516,364	99,110

Operating loss	$(5,515,748)	$(99,110)

Interest expense	(886)	-
Other expenses	(15,664)	-

Loss before tax	$(5,532,298)	$(99,110)

Income tax	-	-

Net loss	$(5,532,298)	$(99,110)

Other comprehensive income:
Foreign currency translation loss	88,279	(89.00)
Comprehensive loss	$(5,444,019)	$(99,199)

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE PERIOD FROM OCTOBER 1, 2015 TO DECEMBER 31, 2015

AND OCTOBER 15, 2014 TO DECEMBER 31, 2015

(Stated in U.S. Dollars)

	For the period from October 1, 2015 to December 31, 2015	For the period from October 15, 2014 to December 31, 2014
Cash flows from operating activities
Net Income	$(5,532,298)	$(99,110)
Depreciation Expense	8,042	-
Increase in Restricted Cash	(149)	-
Bad debt written off – other receivable	-	-
Decrease in accounts receivable	7,995	-
Decrease/(Increase) in other receivable	98,334	(104,443)
Decrease in related party receivable	10,652	-
Decrease in advances to supplier	814,524	-
Decrease in inventory	1,872	-
Decrease in prepaid expenses	2,924	-
Increase in accounts payable	31,131	6,573
Increase/(Decrease) in customer advances	3,615,290	(1)
Increase in wages payable	-	-
Increase in tax payable	219,732	94
Increase in other payable	687,251	221,946
Increase in related party payable	-	-
Net cash provided by operating activities	(34,700)	25,059

Cash flows from investing activities
Purchase of office equipment	-	(180)
Net cash used in investing activities	-	(180)

Cash flows from financing activities
Capital contribution	-	-
Net cash provided by financing activities	$-	$-

Net Increase/(Decrease) of cash and cash equivalents	(34,700)	24,879

Effect of foreign currency translation on cash and cash equivalents	(324)	(22)

Cash and cash equivalents–beginning of period	40,332	-

Cash and cash equivalents–end of period	$5,308	$24,857

Supplementary cash flow information:
Interest received	$-	$-
Interest paid	$(886)	$-
Income taxes paid	$-	$-

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE THREE MONTHS ENDED DECEMBER 31, 2015

(Stated in U.S. Dollars)

1.	organization, basis of presentation, and principal activities

Anhui Avi- Trip Technology Co. Ltd. (the “Company” or ”Avi-Trip”) was incorporated on October 15, 2014 in the province of Anhui in the People’s Republic of China (“PRC”). As of December 31, 2015, the Company has registered and paid up $8,188,707 (RMB 50,000,000) in capital. As of November 26, 2015, the Company appointed Ronghua Wang as the authorized representative of the Company. Subsequently, on March 8, 2016, the Company appointed Zhihui Chen as authorized representative. The Company provides a business to business software platform for travel agents to sell flight tickets and book hotel rooms.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America (“U.S. GAAP”) and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b)	Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimate.

(c)	Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

(d)	Inventory

Inventories are stated at the lower of cost or market value. Cost is computed using specific cost method and includes all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. Market value is determined by reference to the sales proceeds of items sold in the ordinary course of business or estimates based on prevailing market conditions.

(e)	Equipment

Equipment is carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method with no salvage value. Estimated useful lives of the plant and equipment are as follows:

Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The costs of maintenance and repairs are charged to income as incurred, whereas significant renewals and betterments are capitalized.

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE THREE MONTHS ENDED DECEMBER 31, 2015

(Stated in U.S. Dollars)

(f)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held by the Company are reviewed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 360-10-35, “Accounting for the Impairment or Disposal of Long-Lived Assets,” for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Impairment is present if carrying amount of an asset is less than its undiscounted cash flows to be generated.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(g)	Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

The Company has implemented ASC Topic 740, “Accounting for Income Taxes.” Income tax liabilities computed according to the United States and the PRC tax laws are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets and intangible assets for financial and tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future income taxes. A valuation allowance is created to evaluate deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize that tax benefit, or that future realization is uncertain.

(h)	Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital. As of December 31, 2015, no appropriation was made since the Company has incurred net losses since its inception.

(i)	Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

12/31/2015
Period end/Year end RMB:US$ exchange rate	6.4907
Average period/yearly RMB: US$ exchange rate	6.3841

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE THREE MONTHS ENDED DECEMBER 31, 2015

(Stated in U.S. Dollars)

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

(j)	Revenue recognition

The Company generates the majority of its revenue from two sources: (1) subscription and support services; and (2) professional services and others. Subscription and support revenue includes subscription fees from customers accessing its application servers and utilizing its support services. These arrangements with customers do not provide customers with the right to take possession of its software at any time. Professional services and other revenue include fees from installation of software and training provided to customers.

Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met.

The Company recognizes revenue when all of the following conditions are met:

●	there is persuasive evidence of an arrangement;
●	the service is being provided to the customer;
●	the collection of the fees is reasonably assured; and
●	the amount of fees to be paid by the customer is fixed or determinable.

In most instances, revenue from a new customer which generated under sales agreements comprised of subscription and support fees from customers accessing the Company’s cloud-based application suite, and professional services associated with installation of software and training provided to customers. The Company evaluates each element in a multiple-element arrangement to determine whether it represents a separate unit of accounting. An element constitutes a separate unit of accounting when the delivered item has a standalone value and the delivery of the undelivered element is probable and within its control. For example, subscription and support services have standalone value. For the most part, professional services have standalone value. The Company subcontracted with a related party vendor to routinely provide professional services to the its customers. The selling price for a deliverable is based on its vendor-specific objective evidence (“VSOE”), if available, third-party evidence (“TPE”), if VSOE is not available, or estimated selling price (“ESP”), if neither VSOE nor TPE is available. The consideration allocated to subscription and support is recognized as revenue over the contract period commencing when the subscription service is made available to a customer. The consideration allocated to professional services is recognized as revenue when completed. The total arrangement fee for a multiple element arrangement is allocated based on the relative ESP of each element.

(k)	Financial Instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE THREE MONTHS ENDED DECEMBER 31, 2015

(Stated in U.S. Dollars)

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

As of December 31, 2015, the Company did not identify any assets and liabilities that were required to be presented on the balance sheet at fair value.

(l)	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(m)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income includes the foreign currency translation adjustment and unrealized gain or loss.

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders. Comprehensive income for the periods ended December 31, 2015 included net income and foreign currency translation adjustments.

(n)	Subsequent Events

The Company evaluated for subsequent events through the issuance date of the Company’s financial statements.

(o)	Recent accounting pronouncements

In April 2014, the FASB issued ASU No. 2014-08, “Presentation of Financial Statements Topic 205) and Property, Plant, and Equipment (Topic 360) - Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” Some stakeholders told FASB that too many disposals of small groups of assets that are recurring in nature qualify for discontinued operations presentation under Subtopic 205- 20, Presentation of Financial Statements—Discontinued Operations. That results in financial statements that are less useful for users. Other stakeholders noted that some of the guidance on reporting discontinued operations results in higher costs for preparers because it can be complex and difficult to apply. The amendments in this Update address those issues by changing the criteria for reporting discontinued operations and enhancing convergence of the FASB’s and the International Accounting Standard Board’s (IASB) reporting requirements for discontinued operations. The amendment should apply to all disposals (or classifications as held for sale) of components of an entity that occur within annual periods beginning on or after December 15, 2014, and interim periods within those years.

Management has adopted this standard and has determined that the adoption will not have a significant effect on the Company’s financial position or results of operations.

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE THREE MONTHS ENDED DECEMBER 31, 2015

(Stated in U.S. Dollars)

In August 2014, The FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). The Update provides U.S. GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued and to provide related footnote disclosures.

The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued.

Management does not expect the adoption of this standard will have a significant effect on the Company’s financial position or results of operations.

In January 2015, The FASB issued ASU No. 2015-01, “Income Statement—Extraordinary and Unusual Items (Subtopic 225-20)”.This Update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. Presently, an event or transaction is presumed to be an ordinary and usual activity of the reporting entity unless evidence clearly supports its classification as an extraordinary item. Paragraph 225-20-45-2 contains the following criteria that must both be met for extraordinary classification:

1.)	Unusual nature. The underlying event or transaction should possess a high degree of abnormality and be of a type clearly unrelated to, or only incidentally related to, the ordinary and typical activities of the entity, taking into account the environment in which the entity operates.

2.)	Infrequency of occurrence. The underlying event or transaction should be of a type that would not reasonably be expected to recur in the foreseeable future, taking into account the environment in which the entity operates.

If an event or transaction meets the criteria for extraordinary classification, an entity is required to segregate the extraordinary item from the results of ordinary operations and show the item separately in the income statement, net of tax, after income from continuing operations. The entity also is required to disclose applicable income taxes and either present or disclose earnings-per-share data applicable to the extraordinary item.

The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities.

The Company has adopted ASU No. 2015-01 prospectively and has applied it to the presentation of the financial statements. The adoption of this standard does not have a significant effect on the Company’s financial position or results of operations.

As of March 1, 2016, there are no other recently issued accounting standards not yet adopted that would or could have a material effect on the Company’s financial statements.

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE THREE MONTHS ENDED DECEMBER 31, 2015

(Stated in U.S. Dollars)

3.	ACCOUNTS AND OTHER RECEIVABLE

Accounts and other receivable consisted of the following as of September 30, 2015 and December 31, 2015:

	12/31/2015	9/30/2015
Accounts receivable	$93,518	$8,042
Other receivable	8,278,040	6,558,860
Less: Bad debt written off – other receivable	(8,371,558)	(6,459,949)
	$-	$106,953

During the period, the Company extended a loan to a non-related entity in the amount of $6,459,949. The lender’s registration as a company was revoked by the State Administration for Industry and Commerce of the People's Republic of China. As a result, the Company has reasonable doubt about its ability to collect this fund and, accordingly, wrote off such balance. The bad debt expense recorded for this period was $6,661,359.

4.	ADVANCES TO SUPPLIERS

As of December 31, 2015, the Company had made advance to suppliers of $819,311 for the purchases of vehicles. The Company planned to provide airport shuttle services with these vehicles. The Company has written of this advance as the recoverability of this deposit is uncertain.

5.	PROPERTY, PLANT AND EQUIPMENT

Property, plant, and equipment consisted of the following as of September 30, 2015 and December 31, 2015:

	12/31/2015	9/30/2015

At Cost:
Office equipment	119,357	$122,062
Total

Less: Accumulated depreciation
Office equipment	(27,176)	(19,702)
Total

	92,181	$102,360

For the three months ended December 31, 2015 and for the period from October 15, 2014 through December 31, 2014, the Company reported depreciation expenses of $8,042 and $11.

6.	RELATED PARTIES TRANSACTIONS

For the period from October 15, 2014 through September 30, 2015, the Company made certain travel and work related advances to a related party. The related party is a shareholder of the Company. The balances are unsecured, interest-free, and has no fixed terms of repayments. The amount due from this shareholder consisted of the following as of September 30, 2015:

9/30/2015
Yan Liang Han	$10,714

As of December 31, 2015, the related party receivable has been written off as its recoverability is uncertain.

For the period from October 15, 2014 through December 31, 2015, the Company engaged a related party in providing certain services to the Company. These services include providing customer service support, installation service, training service, and maintenance service to the Company’s software customers. The related party is a company and is controlled by a shareholder. The balances are unsecured, interest-free, and has no fixed terms of repayments. The amount due to this related party consisted of the following as of December 31, 2015 and September 30, 2015:

	12/31/2015	9/30/2015
Shenzhen City Sijielang Technology Co. Ltd.	$472,676	$483,393

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE THREE MONTHS ENDED DECEMBER 31, 2015

(Stated in U.S. Dollars)

7.	RISKS

A.	Economic and political risks

The Company’s revenue are currently highly centralized in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s subject to risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things in either country.

B.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the company’s financial statements; however, significant increases in the price of products and overhead that cannot be passed on the Company’s customers could adversely impact the Company’s results of operations.

C.	Concentration Risk

The Company relies on a major related vendor in providing various services including, but not limited to, customer service support, installation service, training service, and maintenance service to its software customers. If the Company were to cease conducting business with this vendor, its results of operations could be materially adversely impacted.

D.	Credit Risk

Since the Company’s inception, the age of accounts receivable has been less than one year indicating that the Company is subject to minimal risk borne from credit extended to customers.

8.	LEASE COMMITMENTS

In 2014, the Company entered into two operating lease agreements leasing for employee housing located in the City of Anhui. One of the leases expired on September 24, 2015 and the other lease expires on October 28, 2017.

In 2015, the Company entered into one operating lease agreement leasing for office space located in the City of Lvan. The lease expires on January 31, 2030.

ANHUI AVI-TRIP TECHNOLOGY CO. LTD

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE THREE MONTHS ENDED DECEMBER 31, 2015

(Stated in U.S. Dollars)

As of December 31, 2015, the Company had commitments for future minimum lease payments under the leases as shown below:

12/31/2015
12/31/2016	$67,139
12/31/2017	67,139
12/31/2018	73,293
12/31/2019	73,853
12/31/2020	73,853
Thereafter	812,847
Total	$1,168,124

9.	GOING CONCERN

These financial statements have been prepared assuming that Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of December 31, 2015, the Company had accumulated deficits of $13,535,825. The Company incurred substantial losses as result of writing off approximately $4.04 million in accounts, other, and related party receivables, and advances to suppliers for $0.82 million during the three months ended December 31, 2015. Management’s plan to support the Company in operations and to maintain its business strategy is to raise funds through public and private offerings and to rely on officers and directors to perform essential functions with minimal compensation. If the Company does not raise all of the money it needs from public or private offerings, it will have to find alternative sources, such as loans or advances from its officers, directors or others. Such additional financing may not become available on acceptable terms and there can be no assurance that any additional financing that the Company does obtain will be sufficient to meet its needs in the long term. Even if the Company is able to obtain additional financing, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing. If it requires additional cash and cannot raise it, it will either have to suspend operations or cease business entirely.

The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

10.	SUBSEQUENT EVENT

On February 16, 2016, the Anhui Avi- Trip Technology Co. Ltd. and its shareholders entered into various contractual agreements with Jierun Consulting Management (Shenzhen) Co., Ltd. (“WFOE”); these contracts are known as variable interest entity (“VIE”) agreements. These VIE agreements provide the WFOE management control and the rights to the profits of Avi-Trip. The VIE agreements include: (1) a Management and Consulting Service Agreement between WFOE and Avi-Trip, which entitles WOFE to receive substantially all of the economic benefits of Avi-Trip in consideration for services provided by WFOE to Avi-Trip, (2) An Option Agreement with the shareholders of Avi-Trip, Jie Wei Wei and Han Yanliang, allowing the WFOE to acquire all the shares of Avi-Trip as permitted by PRC laws, (3) a Voting Rights Proxy Agreement that provides WFOE with the all voting rights of the Avi-Trip’s shareholders, and (4) an Equity Pledge Agreement that pledges the shares in Avi-Trip to WFOE. WFOE is an indirectly wholly owned subsidiary of Tianhe Union Holdings Limited.

Tianhe Union Holdings Limited

Unaudited Pro Forma Condensed Consolidated Financial Information

December 31, 2015

(Stated in U.S. Dollars)

Tianhe Union Holdings Limited

Contents	Pages
Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss	F-29

Unaudited Pro Forma Condensed Consolidated Balance Sheet	F-31

Notes to Pro Forma Condensed Consolidated Financial Information	F-32

Tianhe Union Holdings Limited

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss

For the three months ended December 31, 2015

(Stated in U.S. Dollars)

							As reported	AJE	Pro Forma	Pro Forma
	TUAA	BVI1	BVI2	HGL	THGL	WOFE	Avi-Trip	No.	Adjustments	Consolidated
Net Sales	$-	$-	$-	$-	$-	$-	$59,645		$-	$59,645
Cost of sales	-	-	-	-	-	-	53,457		-	53,457
Gross profit	-	-	-	-	-	-	6,188		-	6,188

Operating Expenses
Selling expenses	-	-	-	-	-	-	5,572		-	5,572
General and administrative expenses	13,670	2,413	2,413	1,271	611	940	5,516,364		-	5,537,682
Total operating expenses	13,670	2,413	2,413	1,271	611	940	5,521,936		-	5,543,254

Loss from operations	(13,670)	(2,413)	(2,413)	(1,271)	(611)	(940)	(5,515,748)		-	(5,537,066)

Other income (expenses)
Interest expense	-	-	-	-	-	-	(886)		-	(886)
Other expense	-	-	-	-	-	-	(15,664)		-	(15,664)
Total other expenses	-	-	-	-	-	-	(16,550)		-	(16,550)

Loss before taxes	(13,670)	(2,413)	(2,413)	(1,271)	(611)	(940)	(5,532,298)		-	(5,553,616)

Income taxes	-	-	-	-	-	-	-		-	-

Net loss	$(13,670)	$(2,413)	$(2,413)	$(1,271)	$(611)	$(940)	$(5,532,298)		$-	$(5,553,616)

Other comprehensive income
Foreign currency translation gain	-	-	-	-	(1,291)	190	88,279		-	87,178
Comprehensive loss	$(13,670)	$(2,413)	$(2,413)	$(1,271)	$(1,902)	$(750)	$(5,444,019)		$-	$(5,466,438)

Basic Loss Per Share										(0.09)
Diluted Loss Per Share										(0.09)

Weighted Average Shares Outstanding - Basic										59,530,000
Weighted Average Shares Outstanding - Diluted										59,530,000

See Notes to Pro Forma Condensed Consolidated Financial Information

Tianhe Union Holdings Limited

Unaudited Pro Forma Condensed Consolidated Statement of Operations and Comprehensive Loss

For the year ended September 30, 2015

(Stated in U.S. Dollars)

							As reported	AJE	Pro Forma	Pro Forma
	TUAA	BVI1	BVI2	HGL	THGL	WOFE	Avi-Trip	No.	Adjustments	Consolidated
Net Sales	$-	$-	$-	$-	$-	$-	$141,584		$-	$141,584
Cost of sales	-	-	-	-	-	-	55,851		-	55,851
Gross profit	-	-	-	-	-	-	85,733		-	85,733

Operating Expenses
Selling expenses	-	-	-	-	-	-	3,353		-	3,353
General and administrative expenses	50,438	-	-	-	619	7,441	8,096,984		-	8,155,482
Total operating expenses	50,438	-	-	-	619	7,441	8,100,337		-	8,158,835

Loss from operations	(50,438)	-	-	-	(619)	(7,441)	(8,014,604)		-	(8,073,102)

Other income (expenses)
Interest income	-	-	-	-	-	-	11,077		-	11,077
Other income	18,607	-	-	-	-	-	-		-	18,607
Total other income	18,607	-	-	-	-	-	11,077		-	29,684

Loss before taxes	(31,831)	-	-	-	(619)	(7,441)	(8,003,527)		-	(8,043,418)

Income taxes	-	-	-	-	-	-	-		-	-

Net loss	$(31,831)	$-	-	-	$(619)	$(7,441)	$(8,003,527)		$-	$(8,043,418)

Other comprehensive loss
Foreign currency translation loss	-	-	-	-	1,290	225	(68,729)		-	(67,214)
Comprehensive loss	$(31,831)	$-	-	-	$671	$(7,216)	$(8,072,256)		$-	$(8,110,632)

Basic Loss Per Share										(0.14)
Diluted Loss Per Share										(0.14)

Weighted Average Shares Outstanding - Basic										59,530,000
Weighted Average Shares Outstanding - Diluted										59,530,000

See Notes to Pro Forma Condensed Consolidated Financial Information

Tianhe Union Holdings Limited

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2015

(Stated in U.S. Dollars)

							As reported	AJE	Pro Forma	Pro Forma
	TUAA	BVI1	BVI2	HGL	THGL	WOFE	Avi-Trip	No.	Adjustments	Consolidated
ASSETS
Current assets
Cash and cash equivalents	$16,497	$-	$-	$-	$-	$-	$5,776		$-	$22,273
Other receivables	-	10	-	-	-	-	-		-	10
Intercompany receivables	-	-	1	1,290	1,290	-	-	2	(2,581)	-
Total current assets	16,497	10	1	1,290	1,290	-	5,776		(2,581)	22,283

Non-current assets
Property, plant and equipment	-	-	-	-	-	-	92,180		-	92,180
Investment	10	1	1,290	1,290	-	-	-	1	(2,591)	-
Total non-current assets	10	1	1,290	1,290	-	-	92,180		(2,591)	92,180

TOTAL ASSETS	$16,507	$11	$1,291	$2,580	$1,290	$-	$97,956		$(5,172)	$114,463

LIABILITIES AND EQUITY

Current liabilities
Accounts payable	-	-	-	-	-	-	156,756		-	156,756
Taxes payable	-	-	-	-	-	-	235,074		-	235,074
Customer deposits	-	-	-	-	-	-	3,870,111		-	3,870,111
Related party payable	30,187	2,413	2,413	1,271	2,508	7,981	472,676		-	519,449
Intercompany payable	-	1	1,290	1,290	-	-	-	2	(2,581)	-
Other payable	-	-	-	-	-	-	690,909		-	690,909
Convertible promissory note – in default	-	-	-	-	-	-	-	3	150,000	150,000
Total current liabilities	30,187	2,414	3,703	2,561	2,508	7,981	5,425,526		147,419	5,622,299

Total liabilities	$30,187	$2,414	$3,703	$2,561	$2,508	$7,981	$5,425,526		$147,419	$5,622,299

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value; 75,000,000 shares authorized, 59,530,000 shares issued and outstanding	$9,530	$-	$-	$-	$-	$-	$-	3	$50,000	$59,530
Registered capital	-	10	1	1,290	1,290	-	8,188,707	1	(2,591)	8,188,707
Additional paid-in capital	22,770	-	-	-	-	-	-		-	22,770
Accumulated deficit	(45,980)	(2,413)	(2,413)	(1,271)	(2,506)	(8,395)	(13,535,825)	3	(200,000)	(13,798,803)
Accumulated other comprehensive income	-	-	-	-	(2)	414	19,548		-	19,960
Total stockholders’ equity	(13,680)	(2,403)	(2,412)	19	(1,218)	(7,981)	(5,327,570)		(152,591)	(5,507,836)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,507	$11	$1,291	$2,580	$1,290	$-	$97,956		$(5,172)	$114,463

See Notes to Pro Forma Condensed Consolidated Financial Information

Tianhe Union Holdings Limited

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

1.	ORGANIZATION AND BUSINESS COMBINATION

Tianhe Union Holdings Limited (the “Company”) was incorporated in Nevada on May 9, 2014 as Lissome Trade Corp. The Company conducts business through its directly and indirectly held subsidiaries.

Share Exchange Agreement

On March 30, 2016, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with GLOBAL INTERNATIONAL HOLDINGS LTD. (“BVI1”), a British Virgin Islands corporation, its wholly owned subsidiary GLOBAL TECHNOLOGY CO., LTD. (“BVI2”), a British Virgin Islands corporation, which owns 100% of Huatian Global Limited (“HGL”), a Hong Kong corporation, which owns 100% of Tianhe Group (HK) Limited (“THGL”), a Hong Kong corporation, which owns 100% of Jierun Consulting Management (Shenzhen) Co., Ltd. (“WFOE”) a foreign investment enterprise organized under the laws of the PRC, and has entered into various contractual agreements known as variable interest entity (“VIE”) agreements with Anhui Avi-Trip Technology Co., Ltd. (“Avi-Trip”), a corporation organized under the laws of the PRC. These VIE agreements provide the WFOE management control and the rights to the profits of Avi-Trip. The VIE agreements include: (1) a Management and Consulting Service Agreement between WFOE and Avi-Trip, which entitles WOFE to receive substantially all of the economic benefits of Avi-Trip in consideration for services provided by WFOE to Avi-Trip, (2) An Option Agreement with the shareholders of Avi-Trip, Jie Wei Wei and Han Yanliang, allowing the WFOE to acquire all the shares of Avi-Trip as permitted by PRC laws, (3) a Voting Rights Proxy Agreement that provides WFOE with the all voting rights of the Avi-Trip’s shareholders, and (4) an Equity Pledge Agreement that pledges the shares in Avi-Trip to WFOE.

Pursuant to the Share Exchange Agreement, BVI1, as the sole shareholder of BVI2, received 50,000,000 newly issued shares of the Company’s common stock and a convertible note issued at face value of $150,000 convertible into 150,000,000 common shares in exchange for all of BVI1’s ownership in BVI2 and its subsidiaries, and the VIE Agreements entered into by WFOE.

Avi-Trip was incorporated on October 15, 2014 in the province of Anhui in the People’s Republic of China (“PRC”). As of December 31, 2015, Avi-Trip had registered and paid up $8,188,707 (RMB 50,000,000) in capital; Ronghua Wang is the authorized representative of the Avi-Trip, subsequently, on March 8, 2016, Zhihui Chen was appointed as authorized representative. The Company provides a business to business software platform for travel agents to sell flight tickets and book hotel rooms.

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). The condensed consolidated financial statements were prepared on a pro forma basis whereby it was assumed that the Company has controlled BVI1 and its intermediary holding companies, operating subsidiaries, and variable interest entities: BVI2, HGL, THGL, WFOE, SQEC, and Avi-Trip from the first period presented. The transactions detailed above have been accounted for as reverse takeover transactions and a recapitalization of the Company; accordingly, the Company (the legal acquirer) is considered the accounting acquiree and BVI1 (the legal acquiree) is considered the accounting acquirer. No goodwill has been recorded. As a result of this transaction, the Company is deemed to be a continuation of the business of BVI1 and Avi-Trip.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 combines the Company’s historical consolidated balance sheet with the historical balance sheet of BVI1, and has been prepared as if the acquisition of BVI1 had occurred on December 31, 2015. The unaudited pro forma condensed consolidated statements of operations for the three months ended December 31, 2015 and for the year ended September 30, 2015, combine the Company’s historical consolidated statements of operations with BVI1’s historical statements of operations and have been prepared as if the acquisition had occurred on October 1, 2014. The Company believes that the results of operations and the financial position of the Company and its subsidiaries approximates those results of operations and financial position of Avi-Trip at March 30, 2016. The historical financial information is adjusted in the unaudited pro forma condensed consolidated financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition and disposal, (2) factually supportable, and (3) with respect to the condensed consolidated statements of operations, expected to have a continuing impact on the consolidated results.

Tianhe Union Holdings Limited

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

The pro forma adjustments described below were developed based on management’s assumptions and estimates, including assumptions relating to the consideration paid/received and the allocation thereof to the assets acquired/disposed and liabilities assumed/released from BVI1 based on preliminary estimates of fair value. The final purchase consideration and the allocation of the purchase consideration will differ from that reflected in the unaudited pro forma condensed consolidated financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed consolidated financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result from the acquisition.

2.	MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY’S STOCKHOLDERS

Management believes that the share issuances under the Share Exchange Agreement between the Company, BVI1 and BVI2 should be recognized as a non-taxable event under the U.S. Internal Revenue Code; accordingly, the Company has not withheld any taxes on behalf its shareholders. Shareholders of the Company should consult with their own tax-preparers to determine their own individual tax liabilities.

3.	ADJUSTING JOURNAL ENTRIES TO PRO FORMA FINANCIAL STATEMENTS

The following adjusting journal entry represents the elimination long term investment and capital in subsidiaries:

AJE	Accounts	Debit	Credit
1	Registered capital	$2,591
1	Investment		$2,591

The following adjusting journal entry represents the elimination of intercompany receivables and payables:

AJE	Accounts	Debit	Credit
2	Intercompany payable	$2,581
2	Intercompany receivable		$2,581

The following adjusting journal entry records the issuance of 50,000,000 share of common stock at par value, and a convertible note issued at face value of $150,000 convertible into 150,000,000 share of the Company’s common stock, to BVI1, the sole shareholder of BVI2 in exchange for its ownership in BVI2 and its subsidiaries which have VIE agreements with Avi-Trip:

AJE	Accounts	Debit	Credit
3	Accumulated deficit	$200,000
3	Convertible note		$150,000
3	Common stock		$50,000